Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Chris Metcalf, Chief Executive Officer and President, and Peter Hughes, Secretary and Treasurer, of Pantera Petroleum Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the quarterly report on Form 10-QSB of Pantera Petroleum Inc. for the period ended August 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pantera Petroleum Inc.

Dated: October 18, 2007

/s/ Chris Metcalf
Chris Metcalf, Chief Executive Officer and
President
(Principal Executive Officer)

/s/ Peter Hughes
Peter Hughes
Secretary and Treasurer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pantera Petroleum Inc. and will be retained by Pantera Petroleum Inc. and furnished to the Securities and Exchange Commission or its staff upon request.